THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                     SUPPLEMENTAL EXECUTIVE

                         RETIREMENT PLAN

                  (Effective September 1, 1997)

                        TABLE OF CONTENTS
                                                             Page
INTRODUCTION                                                   1

SECTION 1   DEFINITIONS                                        2
  1.1       Agreement                                          2
  1.2       Average Annual Compensation                        2
  1.3       Board of Directors                                 2
  1.4       Chief Executive Officer                            2
  1.5       Committee                                          2
  1.6       Company                                            2
  1.7       Consecutive Service                                2
  1.8       Early Retirement Date                              2
  1.9       Employee                                           2
  1.10      Member                                             2
  1.11      Normal Retirement Date                             2
  1.12      Objective Pension                                  3
  1.13      Pension Offset                                     3
  1.14      Plan                                               4
  1.15      Postponed Retirement Date                          4
  1.16      Retirement Date                                    4
  1.17      Retirement Plan                                    4
  1.18      Retirement Savings Plan                            4
  1.19      Savings Plan                                       4
  1.20      Service                                            4

SECTION 2   MEMBERSHIP                                         5
  2.1       Membership                                         5
  2.2       Agreements                                         5
  2.3       Continuation of membership                         5
  2.4       Discontinuation of membership                      5

SECTION 3   NORMAL AND POSTPONED RETIREMENT                    6
  3.1       Normal and postponed retirement dates              6
  3.2       Normal retirement pension                          6
  3.3       Postponed retirement pension                       6
  3.4       Normal objective pension                           6

SECTION 4   EARLY RETIREMENT                                   7
  4.1       Early retirement date                              7
  4.2       Early retirement pension                           7
  4.3       Early objective pension                            7

SECTION 5   IN EVENT OF DEATH                                  8
  5.1       Surviving spouse benefit                           8
  5.2       Amount of surviving spouse pension                 8

                                                             Page
SECTION 6   IN EVENT OF TERMINATION OF EMPLOYMENT              9
  6.1       Vesting                                            9
  6.2       Termination before age 55                          9

SECTION 7   PAYMENT OF BENEFITS                               10
  7.1       Retirement pension                                10
  7.2       Surviving spouse pensions                         10

SECTION 8   PROVISION OF BENEFITS                             11
  8.1       Source of benefits                                11

SECTION 9   ADMINISTRATION OF THE PLAN                        12
  9.1       Plan Administrator                                12
  9.2       Powers and duties of the Plan Administrator       12

SECTION 10  MISCELLANEOUS                                     13
 10.1       Rights of employees                               13
 10.2       Governing law                                     13

SECTION 11  AMENDMENT OF TERMINATION OF THE PLAN              14
 11.1       Amendment                                         14
 11.2       Termination                                       14

APPENDIX A                                                    15

APPENDIX B                                                    16

APPENDIX C                                                    17

                          INTRODUCTION


The Great Atlantic & Pacific Tea Company, Inc. Supplemental Executive Retirement Plan (Effective September 1, 1997) set forth herein, is an amendment and restatement of the Plan as originally established under The Great Atlantic & Pacific Tea Company, Inc. Supplemental Executive Retirement Plan (Effective January 1,
1978) and continued under The Great Atlantic & Pacific Tea Company, Inc. Supplemental Executive Retirement Plan (Effective October 1, 1984, The Great Atlantic & Pacific Tea Company, Inc. Supplemental Executive Retirement Plan (Effective February 28,
1988), and The Great Atlantic & Pacific Tea Company, Inc. Supplemental Executive Retirement Plan (Effective September 30,
1991).
The Plan is intended to be an unfunded deferred compensation plan for "a select group of management or highly compensated employees" described in Section 201(2) of the Employee Retirement Income Security Act of 1974.

The purpose of the Plan is to supplement other sources of retirement income in order to provide a total objective benefit for retiring executives or surviving spouses of deceased executives.

The Great Atlantic & Pacific Tea Company, Inc. Supplemental Executive Retirement Plan (Effective September 30, 1991) set forth herein shall not be applicable to any Member (as defined in Section 1.10) whose employment with the Company ceased before September 30, 1991; rather, the rights and benefits of, or arising with respect to, such Members shall be governed by the terms of the Plan as in effect from time to time before September 1, 1997.
                               -1-
                            SECTION 1

                           Definitions


The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

1.1 "Agreement" means the agreement between the Member and the Company evidencing the participation in and benefits to which such Member may be entitled under the Plan as provided in Section 2.2 (Agreements).

1.2 "Average Annual Compensation" means the highest average which can be produced by averaging a Member's base earnings, exclusive of bonuses, paid by the Company for any five consecutive calendar years within the last ten calendar years prior to his retirement or other termination of employment. If the Member has not been employed for at least five consecutive calendar years at the time of determination, the average shall be based on his actual period of employment.

1.3  "Board of Directors" means the board of directors of The
     Great Atlantic & Pacific Tea Company, Inc.

1.4 "Chief Executive Officer" means the Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc.

1.5 "Committee" means the committee appointed by the Board of Directors to administer the Plan.

1.6 "Company" means, individually, (i) The Great Atlantic & Pacific Tea Company, Inc., with respect to its employees, and (ii) any other company directly or indirectly controlled by The Great Atlantic & Pacific Tea Company, Inc. that elects to participate in the Plan with the consent of the Board of Directors, with respect to its employees.
     Companies participating in the Plan shall be listed in Appendix A to the Plan.

1.7 "Consecutive Service" means all unbroken service with the Company during a Member's most recent employment with the Company.

1.8 "Early Retirement Date" means the first day of any month on which a Member retires in accordance with Section 4 (Early
     Retirement).

1.9  "Employee" means an employee of the Company.

1.10 "Member" means any Employee or former Employee who is included in the Plan as provided in Section 2 (Membership).

1.11 "Normal Retirement Date" means the first day of the month following the Member's 65th birthday.

1.12 "Objective Pension" means the total amount of retirement income which, in accordance with the intent of this Plan, is expected to become payable to a Member or a Member's spouse under various programs of the Company and Social Security. The terms "Normal Objective Pension" and "Early Objective Pension" distinguish the Objective Pensions pertaining to the corresponding forms of retirement benefit provisions.

1.13 "Pension Offset" means the sum of:

          (i)the annual pension benefits payable (or that would be payable at the earliest time such benefits could be paid if proper application were made at such time) to the Member as a pension under (1) the Retirement Plan, or (2) any other defined benefit pension plan listed in Appendix B to the Plan, to the extent specified in Appendix B;

          (ii)one-half of the Member's annual primary Social Security benefit calculated under Title II of the Social Security Act (and, if applicable, the Member's annual benefit under the Old Age Security Act of the Government of Canada and one-half of the Member's annual benefits under the Canada Pension Plan and the Quebec Pension Plan) as in effect at the time his employment with the Company terminates or at his Normal Retirement Date whichever occurs first, based on the assumption that (1) such benefit would become payable at the earliest time such benefit could be paid if proper application were made at such time (or termination of employment if later) and (2) the wages used for such determination are only those wages received from the Company; and

          (iii)the sum of:

               (1)the benefits payable at the time of termination under the Retirement Savings Plan that are attributable to "Company retirement contributions" (as that term is used in Section 3.1 of such plan); and

               (2)the benefits that would have been payable at the time of termination under the Savings Plan from the "Employer Account" as defined in Section 1.19 of such plan if the Member had contributed to such plan the amount of "Basic Savings Contributions" as defined in Section 1.6 of such plan that would have resulted in the largest amount of matching
               Employer contributions on his behalf for periods of employment on or after September 30, 1991 under such plan or, for periods of employment prior to September 30, 1991, under the Retirement Savings
               Plan; and

               (3)the benefits payable at the time of termination under the Savings Plan from the "Employer Account" attributable to matching Employer contributions transferred to the Saving Plan from any of the prior defined contribution plans listed in Appendix B;

               provided that the Committee shall convert the amount of such benefits to an equivalent annual lifetime annuity payable at the Member's retirement date using the 1984 Unisex Pension Mortality Table, set back in age one year, and the then applicable interest rate published by the Pension Benefit Guaranty Corporation for valuing immediate annuities for plan terminations.

     For Employees who become Members in the Plan (either for the first time or because of reinstatement) on or after September 1, 1997, the Pension Offset amounts above that are attributable to service with the Company or any predecessor
     Company prior to the Member's Service Date shall be disregarded.

1.14 "Plan" means The Great Atlantic & Pacific Tea Company, Inc.
     Supplemental Executive Retirement Plan.

1.15 "Postponed Retirement Date" means the first day of calendar month following the Member's Normal Retirement Date upon which the member retires in accordance with Section 3.1
     (Normal retirement date).

1.16 "Retirement Date" means the Normal, Early or Postponed
     Retirement Date whichever is applicable.

1.17 "Retirement Plan" means The Great Atlantic & Pacific Tea
     Company, Inc., and Participating United States Subsidiaries
     Employees' Retirement Plan, as in effect prior to its termination date of May 31, 1984.

1.18 "Retirement Savings Plan" means The Great Atlantic & Pacific
     Tea Company, Inc. Retirement Savings Plan, as adopted effective as of March 1, 1984 and as thereafter amended from time to time.

1.19 "Savings Plan" means The Great Atlantic & Pacific Tea
     Company, Inc. Savings Plan, as adopted effective as of January 1, 1991 and as thereafter amended from time to time.

1.20 "Service" means a Member's period of employment with the Company after the "Service Date" applicable to such Company as set forth in Appendix A, computed in years and completed months expressed as a fraction of a year. For each additional year of "Continuous Service" credited to a Member who was a "Special Member" under the Plan as in effect prior to October 1, 1984, such Member shall be deemed to have an additional year of Service under this Plan [the terms "Continuous Service" and "Special Member", as used in this
     Section 1.20, shall have the meaning as defined in The Great Atlantic & Pacific Tea Company, Inc. Supplemental Executive Retirement Plan (Effective January 1, 1978)].

The masculine pronoun wherever used shall include the feminine pronoun and the singular, the plural.

                            SECTION 2

                           Membership


2.1  Membership:

     The Chief Executive Officer, with the approval of the Compensation Policy Committee of the Board of Directors, shall select the Employees who are to be eligible to become
     Members in the Plan.

2.2  Agreements:

     Membership in the Plan shall be evidenced by an Agreement between the Employee and the Company in such form as the Chief Executive Officer shall approve and which shall comply with and be subject to the provisions of the Plan.

2.3  Continuation of membership:

     An Employee who has become a Member in accordance with Sections 2.1 and 2.2 shall, except as may otherwise be stipulated in his Agreement with the Company, continue as a Member as long as he continues in the employment of the Company and thereafter as long as he is entitled to benefits under the Plan.

2.4  Discontinuation of membership:

     A Member shall cease to be such and shall forfeit all rights to benefits otherwise payable to him or with respect to him under the Plan if the Board of Directors gives him timely written notice of its findings that he

          (a) has misused Company funds or property, or has been engaged in illegal activities, or

          (b) has engaged in any activity deemed detrimental to the best interests of the Company or a subsidiary or division of the Company.

     Written notice under this Section 2.4 shall be timely if sent to the Member's last known address within six months after the Board of Directors discovers the existence of facts which could give rise to a loss of benefits; provided, however, that said notice, to be effective, must be sent to the Member within twelve months following his termination of employment.

     A member who ceases to be such for any of the above causes shall forfeit all rights to any pension benefits payable to him or with respect to him, and the vesting provisions of
     Section 6.1 shall be void.

                            SECTION 3

                 Normal and Postponed Retirement


3.1  Normal and postponed retirement dates:

     A Member's Normal Retirement Date is the first day of the month following his 65th birthday. A member may retire or, to the extent permitted by law he may be retired on his Normal Retirement Date or, if not so retired, he may continue in employment beyond his Normal Retirement Date and retire on the first day of a subsequent month, his Postponed Retirement Date.

3.2  Normal retirement pension:

     A Member who retires at his Normal Retirement Date shall be entitled to an annual pension equal to (a) the excess, if any, of his Normal Objective Pension, determined in accordance with Section 3.4, over his Pension Offset multiplied by (b) his Percentage of Pension determined in accordance with Section 6.1 (Vesting).

3.3  Postponed retirement pension:

     A Member who retires on his Postponed Retirement Date shall be entitled to an annual pension equal to (a) the excess, if any, of his Normal Objective Pension, determined in accordance with Section 3.4 and based upon his Service and Average Annual Compensation as of his Normal Retirement Date over his Pension Offset determined as of his Normal Retirement Date multiplied by (b) his Percentage of Pension determined in accordance with Section 6.1 (Vesting) as of his Postponed Retirement Date.

3.4  Normal objective pension:

     The Normal Objective Pension of a Member who has completed at least 20 years of Service is 45% of his Average Annual
     Compensation.

     The Normal Objective Pension of a Member who has completed less than 20 years of Service is the sum of (a) 3% of his Average Annual Compensation multiplied by the number of years of his Service to a maximum of 10 years of Service and
     (b) 1-1/2% of his Average Annual Compensation multiplied by the number of years of his Service in excess of 10.

                            SECTION 4

                        Early Retirement


4.1  Early retirement date:

     A Member who has attained age 55 and has completed 10 years of Consecutive Service may elect to retire on an Early
     Retirement Date which shall be the first day of any month prior to his Normal Retirement Date.

4.2  Early retirement pension:

     A Member who retires at an Early Retirement Date shall be entitled to an annual pension equal to (a) the excess, if any, of his Early Objective Pension, determined in accordance with Section 4.3, over his Pension Offset multiplied by (b) his Percentage of Pension determined in accordance with Section 6.1 (Vesting).

4.3  Early objective pension:

     A Member's Early Objective Pension shall be determined as follows:

          (a) A Normal Objective Pension is determined in accordance with Section 3.4 (Normal objective pension).

          (b) The amount determined in (a) is then reduced by 5/12 of 1% for each month by which the member's Early
          Retirement Date precedes his Normal Retirement Date.

                            SECTION 5

                        In Event Of Death


5.1  Surviving spouse benefit:

     In the event of the death, whether before or after retirement, of a Member who is survived by a "spouse" (as defined herein) such spouse shall be entitled to a surviving spouse pension. The annual amount of the surviving spouse pension shall be set forth in Section 5.2. The term "spouse" shall mean an individual who (i) was legally married to the Member continuously during the one-year period ending on the date of the Member's death and (ii) in the case of a Member who himself receives a benefit from the Plan, was also legally married to the Member continuously during the one-year period ending on the date on which payment of the Plan benefit to the Member commenced.

5.2  Amount of surviving spouse pension:

     The surviving spouse pension with respect to a Member whose death occurs after retirement shall be 40% of the Normal or Early pension, whichever is applicable, that the Member was receiving at the time of his death.

     The surviving spouse pension with respect to a Member whose death occurs prior to retirement shall be 40% of the pension, if any, to which the member would have been entitled under Section 6.1, if he had retired or terminated employment on the day before his death.

                            SECTION 6

              In Event Of Termination Of Employment


6.1  Vesting:

     Except as otherwise provided in Appendix C, if a Member's employment with the Company ceases for any reason after

          (i) completing five or more years of Service if he became a Member under the Plan as in effect prior to January 1, 1982, or

          (ii) completing five or more years of Service and attaining the age of 55 if he became a Member under the Plan as in effect on or after January 1, 1982,

     he shall be entitled to a percentage of the net pension determined in accordance with Section 3.2 or 4.2, in an amount as follows:

          Years of Service          Percentage of Pension
          Less than 5                       0%
          5, but less than 6               50%
          6, but less than 7               60%
          7, but less than 8               70%
          8, but less than 9               80%
          9, but less than 10              90%
          10 or more                      100%

     Notwithstanding the foregoing, however, except as otherwise provided in Appendix C, if such Member's employment is terminated involuntarily after completing five years of Service, but prior to attaining the age of 55, he shall be entitled to a percentage, determined under the schedule immediately above, of the net pension determined in accordance with Section 3.2 or 4.2 unless he is terminated for cause for one of the reasons specified in Section 2.4 (Discontinuance of membership) hereof.

     In no case will any benefits be payable to a participant who terminates employment prior to completing one year of Service as a Member.

6.2  Termination before age 55:

     If a member's employment with the Company terminates prior to his attaining age 55, his Objective Pension and net pension, including Pension Offset, shall be determined assuming commencement at age 65 and the pension benefit payable from the Plan will commence at age 65. Upon proper application by such Member and approval by the Committee, the Member shall be able to have his Objective Pension and net pension, including Pension Offset, redetermined based upon an earlier benefit commencement in accordance with
     Section 4 (Early Retirement) and the net pension payable shall commence on such date.
                            SECTION 7

                       Payment Of Benefits


7.1  Retirement pensions:

     Normal or Early pensions are payable in monthly installments as of the first day of each month commencing with the Member's Retirement Date and ceasing with the last payment due prior to his death.

7.2  Surviving spouse pensions:

     Surviving spouse pensions are payable in monthly installments as of the first day of each month commencing with the first day of the month following the Member's death and ceasing with the last payment due prior to the surviving spouse's death.

                            SECTION 8

                      Provision Of Benefits


8.1  Source of benefits:

     Benefits under the Plan shall not be prefunded, but shall be paid by the Company as and when they become due as provided herein, and the interest of the Member and his spouse in any benefits under the Plan shall be only of an unsecured creditor of the Company.

                            SECTION 9

                   Administration Of The Plan


9.1  Plan Administrator:

     The Committee shall be the Plan Administrator, except with respect to any matter relating exclusively to a member of the Committee in which case the Board of Directors of the Company shall serve as the Plan Administrator.

9.2  Powers and duties of the Plan Administrator:

     The Committee, in addition to all the powers and duties specified in the various provisions of the Plan, shall have the exclusive right to interpret the Plan and to decide any matter arising in connection with the administration of the Plan.

                           SECTION 10

                          Miscellaneous


10.1 Rights of employees:

     Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment of, or change the terms of employment or amount of compensation of, any Employee at any time for any reason.

     By his agreement to participate in the Plan each Member shall conclusively bind himself and any person claiming under or through him to any action or decision taken or made under the Plan by the Committee, the Company or the Board of Directors of the Company.

10.2 Governing law:

     The Plan shall be construed in accordance with the laws of the State of New York.

                           SECTION 11

              Amendment Or Termination Of The Plan


11.1 Amendment:

     The Board of Directors of the Company reserves the right at any time and from time to time, to modify or amend in whole or in part any or all of the provisions of the Plan.

11.2 Termination:

     The Board of Directors of the Company shall have the right to terminate the Plan at any time.

                           APPENDIX A

         THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          COMPANY                            SERVICE DATE
1. The Great Atlantic &
Pacific Tea Company, Inc. (A&P)  Date of employment with A&P.

2. Food Mart Division of         (1) For purposes
Waldbaum, Inc.                   of computing
                                 the amount of a Member's
                                 Normal Objective Pension
                                 or Early Objective Pension
                                 (but not for determining
                                 eligibility for benefits
                                 under Section 4, 5, or 6) -
                                 Date of employment with
                                 Waldbaum, Inc. or its
                                 predecessor;

                                 (2) For purposes of determining
                                 eligibility for benefits under
                                 Sections 4, 5 and 6 -
                                 January 1, 1987.


3.The Great Atlantic &           Earlier of (1) date of
  Pacific Tea Company of         employment with A&P Ltd. or
  Canada Limited (A&P Ltd.)      (2) date of employment with
                                 A&P.


4. Shopwell, Inc.                August 1, 1986

5. Waldbaum, Inc.,  except       January 1, 1987
   for the Food Mart Division
   of Waldbaum, Inc.


6. Borman's Inc.                 February 1, 1989

For Employees who become Members in the Plan (either for the first time or because of reinstatement) on or after September 1, 1997, the Service Date can not precede the Member's most recent employment date with the Company or any predecessor Company.

Notwithstanding any of the above, the Chairman of the Board may designate individuals for whom the Service Date is earlier than provided for above but not earlier than the individual's original employment date with the Company or any predecessor Company.

                           APPENDIX B

         THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                   OTHER PENSION OFFSET PLANS


Defined Benefit Pension Plans

1.   The Great Atlantic & Pacific Company of Canada, Limited
     Employees Retirement Plan

2.   A&P Pension Plan (Cash Balance Plan)


Defined Contribution Plans

1.   Waldbaum's Food Mart Management and Staff Deferred Salary
     Plan

2.   Shopwell, Inc. Savings Plan for Non-union Employees
3.   Waldbaum's, Inc. Management Savings Plan
4.   Borman's Employees Savings Plan

                           APPENDIX C


1. In the case of a Member employed by Food Mart Division of Waldbaum, Inc., the following Section 6.1 shall apply in lieu of the Section 6.1 contained in the body of the Plan:

          6.1 If a Member's employment with the Company ceases for any reason after completing five or more years of Service (recognizing, in accordance with Appendix A, only employment on and after January 1, 1987), he shall be entitled to 100% of the net pension determined in accordance with Section 3.2 or 4.2; if his employment with the Company ceases for any reason before completing five years of service (recognizing, in accordance with Appendix A, only employment on and after January 1, 1987), he shall not be entitled to any benefits under the Plan.